Exhibit 99.1

Veteran Finance and Tech Executive with Track Record of Driving Transformational Change Joins Offerpad

Jawad Ahsan named CFO beginning July 10, 2023

CHANDLER, Ariz. – July 6, 2023 – (BUSINESS WIRE) – Offerpad Solutions Inc. (“Offerpad”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today announced that Jawad Ahsan will become Chief Financial Officer of Offerpad effective July 10, 2023, succeeding Michael Burnett. Mr. Burnett will remain with the Company in an advisory capacity through August 1, 2023 to assist with the transition.

“On behalf of the Offerpad team, I want to thank Mike for his leadership and stewardship over the past four years,” said Brian Bair, Chairman and CEO of Offerpad. “He played an instrumental role in driving our successful public listing and developing a talented finance team. We wish him well in all future endeavors.”

Jawad Ahsan most recently served as President of FreePower Inc. Prior to joining FreePower, he served for 5 years as CFO at Axon Enterprise, Inc. (Nasdaq: AXON). Throughout his tenure, he was instrumental in helping grow Axon’s market cap from $1 billion to over $13 billion and raising over $600 million through two follow-on offerings. Prior to Axon, Ahsan served as CFO for Market Track, a market intelligence tech company. Ahsan also spent 13 years in various roles at General Electric, most notably serving as CFO for Centricity, GE Healthcare’s electronic health record and enterprise software businesses. He currently serves on the Board of Directors of FARO Technologies Inc. (Nasdaq: FARO) and previously served on the Board of Directors of STORE Capital Corporation (NYSE: STORE) prior to its sale to GIC. Ahsan earned his MBA from the MIT Sloan School of Management and a BA in Economics from the College of the Holy Cross.

Ahsan is an innovative leader. He comes with an impressive track record of growing both top and bottom-line results by executing with a sense of urgency and cultivating new partnerships. Ahsan’s addition to the Offerpad leadership team amplifies the company’s opportunity to accelerate its near-term growth strategy.

“Jawad is a highly regarded CFO with extensive experience and an accomplished career. I believe his strengths and expertise will add significant value to Offerpad by helping drive profitable growth and improving our operational excellence,” said Bair.

“My history building high-performing organizations for companies experiencing rapid growth is a perfect fit for Offerpad. I am excited to work with this talented team, and I believe there is tremendous opportunity for value creation as we advance Offerpad’s mission to revolutionize the real estate industry,” said Ahsan.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

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Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding the chief financial officer transition and Mr. Ahsan’s anticipated contributions are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

Media

Press@offerpad.com